EXHIBIT 21



                             BELMAR CAPITAL FUND LLC
                                  SUBSIDIARIES


Name                                               Jurisdiction of Incorporation
----                                               -----------------------------
Belmar Realty Corporation                                    Delaware

Bel Alliance Apartments, LLC                                 Delaware